Exhibit 10.232

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE	OF
		1	2

2. AMENDMENT/MODIFICATION NO. 169	3. EFFECTIVE DATE 11/24/2019	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)

6. ISSUED BY CODE	5ACAAQ	7. ADMINISTERED BY (IF OTHER THAN ITEM 6)	CODE	5ACAAQ
JESSICA J. STRINGER Cargo Air Acquisitions Air Transportation CMC United States Postal Service 475 L’Enfant Plaza SW, Room 1P650 Washington DC 20260-0650 (202) 268-5527		Cargo Air Acquisitions Air Transportation CMC United States Postal Service 475 L’Enfant Plaza SW, Room 1P650 Washington DC 20260-0650

8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State, and Zip Code)		(x)	9A. AMENDMENT OF SOLICITATION NO.
FEDERAL EXPRESS CORPORATION

3610 HACKS CROSS ROAD MEMPHIS TN 38125-8800			9B. DATED (SEE ITEM 11)

		x	10A. MODIFICATION OF CONTRACT/ORDER NO. ACN-13-FX

10B. DATED (SEE ITEM 13)
SUPPLIER CODE: 000389122	FACILITY CODE		04/23/2013

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐	☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing items 8 and 15, and returning                  copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment number. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required.) See Schedule	$0.00

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(x)	A. THIS CHANGE BY CLAUSE IS ISSUED PURSUANT TO: (Specify clause) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐

☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14.

☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO THE AUTHORITY OF: THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

☒

D. OTHER (such as no cost change/cancellation, termination, etc.) (Specify type of modification and authority): THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

Mutual Agreement of the Contracting Parties

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

This modification is applicable to Operating Period 75 (December 2019):

1. FedEx will accept up to a total of [*] cubic feet per day in the form of ad hoc trucks and/or charter flights on the Day Network at the Memphis Hub. FedEx must approve any additional trucks, charters, or rerouting of a scheduled charter flight in advance. All Domestic Charter flights must arrive by 10:00 daily at the Memphis Hub; with the exception of the SFO flight, all parties agree that the San Francisco, CA (SFO) flight will depart at 04:30 and arrive in Memphis (MEM) at 10:30.

2. In return for accepting ad hoc trucks and domestic charters the Postal Service will grant a waiver of any reductions in payment for delivery and scanning performance for Continued…

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) Ron D. Stevens, Vice President		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Brian Mckain

15B. CONTRACTOR/OFFEROR /s/ RON D. STEVENS (Signature of person authorized to sign)	15C. DATE SIGNED 3-3-20	16B. CONTRACT AUTHORITY /s/ BRIAN MCKAIN (Signature of Contracting Officer)	16C. DATE SIGNED 3/6/20

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

CONTINUATION SHEET	REQUISITION NO.	PAGE 2	OF 2

CONTRACT/ORDER NO. ACN-13-FX/169	AWARD/ EFFECTIVE DATE 11/24/2019	MASTER/AGENCY CONTRACT NO.	SOLICITATION NO.	SOLICITATION ISSUE DATE

ITEM NO	SCHEDULE OF SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT

Operating Period 72 (December 2019).

3. For the period of November 24, 2019 through January 5, 2020, MEM will serve as co-terminus for all destinating mail for (LAX, ONT), (SFO), OAK, SMF), and all offshore locations (ANC, HNL, SJU).

4. FedEx is to supply Unit Load Device (ULD) containers for charter operations during Peak Season 2019. FedEx will have ULD containers in place for operations effective November 24, 2019 through January 5, 2020. Payment for the use of the FedEx containers will be made through the reconciliation process based on the terms outlined in the attached ULD_Amendment FY20 (CY19) Final.xls.

5. In order to balance the ULD’s needed each day, and maximize the amount of volume accepted, FedEx has planned to fully utilize the inbound and outbound LAX and SFO charters. The charter flights will be loaded first and then the remaining Postal containers will be loaded on the scheduled FedEx flights. FedEx will provide the air capacity required under the contract for all offshore locations (ANC, HNL, and SJU) and all overflow will be tendered at the Memphis Hub and move via the Postal charters.

6. All other contract terms will remain in effect.

—

Sub Rept Req’d: Y Carrier Code: FX Route Termini

S: Various Route Termini End: Various Payment

Terms: SEE CONTRACT

Period of Performance: 09/30/2013 to 09/29/2024

Omitted Attachment

An attachment to this exhibit regarding certain charter services to be provided by FedEx for the U.S. Postal Service has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally a copy of the attachment to the Securities and Exchange Commission or its staff upon request.